Exhibit 10.2

FIRST AMENDMENT

FIRST AMENDMENT, dated as of May 18, 2015 (this “Amendment”), to the CREDIT AGREEMENT, dated as of February 9, 2012, as amended and restated as of May 30, 2012, and as further amended and restated as of May 31, 2013 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GENERAC POWER SYSTEMS, INC., as the Borrower (the “Borrower”), GENERAC ACQUISITION CORP. (“Holdings”), the LENDERS from time to time party thereto, JPMORGAN CHASE BANK, N.A, as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A. and GOLDMAN SACHS BANK USA, as syndication agents (in such capacity, the “Syndication Agents”), and DEUTSCHE BANK SECURITIES INC., MORGAN STANLEY SENIOR FUNDING, INC. AND WELLS FARGO BANK, N.A., as documentation agents (in such capacity, the “Documentation Agents”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made certain loans and extensions for credit to the Borrower;

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein;

WHEREAS, the Lenders are willing to agree to such amendments, in each case on the terms set forth herein; and

WHEREAS, the Lenders that execute and deliver this Amendment in the capacity of a consenting Lender constitute Required Lenders;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.     Defined Terms; References. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Each reference to (x) “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement and (y) “thereof”, “thereunder”, “therein” and “thereby” and each other similar reference and each reference to the Credit Agreement and each other similar reference contained in the other Loan Documents shall, in each case, as of the Amendment Effective Date (as defined below), refer to the Credit Agreement as amended hereby.

SECTION 2.     Amendments to the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:

2.1.      Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)     The definition of “Consolidated Secured Debt” is hereby amended by deleting the dollar amount “$100.0 million” in subsection (b) thereof and substituting in lieu thereof the dollar amount “$200.0 million”.

(b)     The definition of “Consolidated Total Debt” is hereby amended by deleting the dollar amount “$100.0 million” in subsection (b) thereof and substituting in lieu thereof the dollar amount “$200.0 million”.

(c)     The definition of “Incremental ABL Commitments” is hereby amended by deleting the dollar amount “$50.0 million” therein and substituting in lieu thereof the dollar amount “$100.0 million”.

(d)     The definition of “Permitted Business Acquisition” is hereby amended by deleting the dollar amount “$50.0 million” in clause (iii) of the proviso thereof and substituting in lieu thereof the dollar amount “$150.0 million”.

(e)     The defined term “Repricing Amendment” is hereby deleted in its entirety.

(f)      The following new definitions shall be inserted in their proper alphabetical order:

“First Amendment Effective Date” shall mean May 18, 2015.

“Repricing Transaction” shall mean (a) any prepayment of Term Loans with the proceeds of a substantially concurrent incurrence of any secured term loans by the Borrower or any Subsidiary Loan Party in respect of which the Effective Yield is, on the date of such prepayment (and not by virtue of any fluctuation in any “base” rate), lower than the Effective Yield on the Term Loans immediately prior to such prepayment and (b) any repricing by the Borrower of all or any portion of the Term Loans resulting in an Effective Yield for the Term Loans as of the date of such repricing that is (and not by virtue of any fluctuation in any “base” rate) less than the Effective Yield for the Term Loans immediately prior to such repricing; provided, that in no event shall any such prepayment, repricing or other modification in connection with a Change of Control, any material Permitted Business Acquisition (or similar Investment) or material Disposition constitute a Repricing Transaction.

2.2.      Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by deleting the text “(i) any prepayment of Term Loans made with the proceeds of any loans or bonds or (ii) an amendment to the Loan Documents in respect of the Term Loans in connection with a Repricing Amendment, in each case, on or prior to the first anniversary of the Second Restatement Date” in subsection (a) thereof and substituting in lieu thereof the text “(i) any prepayment of Term Loans made or (ii) any amendment to the Loan Documents in respect of the Term Loans, in each case on or prior to the date that is the six-month anniversary of the First Amendment Effective Date and in connection with a Repricing Transaction”.

2.3.      Amendment to Section 2.19(c). Section 2.19(c) of the Credit Agreement is hereby amended by deleting the text “the first anniversary of the Second Restatement Date as a result of a Repricing Amendment” in subsection (d) thereof and substituting in lieu thereof the text “the date that is the six-month anniversary of the First Amendment Effective Date as a result of a Repricing Transaction”.

2.4.      Amendments to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended as follows:

(a)     Section 6.01(j) of the Credit Agreement is hereby amended by deleting the dollar amount “$150.0 million” therein and substituting in lieu thereof the dollar amount “$250.0 million”.

(b)     Section 6.01(z) of the Credit Agreement is hereby amended by deleting the dollar amount “$35 million” therein and substituting in lieu thereof the dollar amount “$150.0 million”.

(c)     Clause (i) of Section 6.01(bb) of the Credit Agreement is hereby amended by deleting the dollar amount “$50.0 million” therein and substituting in lieu thereof the dollar amount “$150.0 million”.

2.5.      Amendment to Section 6.02(aa). Section 6.02(aa) of the Credit Agreement is hereby amended by deleting the dollar amount “$35.0 million” in the proviso thereof and substituting in lieu thereof the dollar amount “$150.0 million”.

2.6.      Amendment to Section 6.04(q). Section 6.04(q) of the Credit Agreement is hereby amended by deleting the dollar amount “$50.0 million” therein and substituting in lieu thereof the dollar amount “$150.0 million”.

2.7.      Amendment to Section 6.06(m). Section 6.06(m) of the Credit Agreement is hereby amended by deleting the dollar amount “$60.0 million” in each place in which such dollar amount appears in such Section and substituting in lieu thereof the dollar amount “$100.0 million”.

SECTION 3.     Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the following conditions have been satisfied:

3.1.      The Administrative Agent (or its counsel) shall have received duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders.

3.2.      To the extent invoiced before the Amendment Effective Date, the Administrative Agent shall have received all fees required to be paid to the Administrative Agent on or prior to the Amendment Effective Date, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent).

3.3.      The Administrative Agent shall have received, for the account of each Lender (each, a “Consenting Lender”) that has executed and delivered a counterpart to this Amendment to the Administrative Agent pursuant to the instructions provided by the Administrative Agent prior to 5:00 p.m., New York City time, on May 14, 2015, a consent fee in an amount equal to 0.125% of such Consenting Lender’s Loans outstanding immediately prior to giving effect to the effectiveness of this Amendment.

3.4.      Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (except any representation and warranty which is qualified by materiality, which is correct and accurate in all respects) on and as of the Amendment Effective Date as if made on such date; provided if any such representation and warranty is expressly made only as of a prior date, such representation and warranty is true as of such prior date.

3.5.      No Default or Event of Default shall have occurred and be continuing on or after giving effect to the Amendment Effective Date.

SECTION 4.     Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower represents and warrants to each of the Lenders and the Administrative Agent that:

4.1.      This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

4.2.      (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (except any representation and warranty which is qualified by materiality, which is correct and accurate in all respects) on and as of the Amendment Effective Date as if made on such date; provided if any such representation and warranty is expressly made only as of a prior date, such representation and warranty is true as of such prior date and (b) no Default or Event of Default has occurred and is continuing on or after giving effect to the Amendment Effective Date.

SECTION 5.     FATCA Status. The Administrative Agent and the Lenders acknowledge and agree that, solely for purposes of determining the applicability of U.S. Federal withholding Taxes imposed by FATCA, from and after the Amendment Effective Date, the Credit Agreement (together with any Loans or other extensions of credit pursuant thereto) will not be treated as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.471-2(b)(2)(i).

SECTION 6.     Effect of Amendment.

6.1.      Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

6.2.      On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7.     General.

7.1.      GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.2.      Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent.

7.3.      Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of any executed counterpart of a signature page of this Amendment by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7.4.      Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GENERAC ACQUISITION CORP.

By:	/s/York Ragen Name: York A. Ragen Title: Chief Financial Officer

GENERAC POWER SYSTEMS, INC.

By:	/s/York Ragen Name: York A. Ragen Title: Chief Financial Officer

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/John Morrone
Name: John Morrone
Title: Authorized Officer

Signature Page to First Amendment